Exhibit 99.1

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

IN RE SYMYX TECHNOLOGIES, INC. SHAREHOLDER LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) ) ) ) ) ) ) )

Lead Case No. 1-10-CV-168621

(Consolidated with: Case No. 1:10-CV-

168988, Case No. 1:10-CV-168992, and

Case No. 1:10-CV-169334)

CLASS ACTION

Judge: Hon. James P. Kleinberg

Dept.: 8C

Date Action Filed: April 7, 2010

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

TO: ALL PERSONS OR ENTITIES WHO WERE SHAREHOLDERS OF SYMYX TECHNOLOGIES, INC. (“SYMYX”) OR SUCCESSOR IN INTEREST OR TRANSFEREE OF A SYMYX SHAREHOLDER, IMMEDIATE OR REMOTE, AT ANY TIME DURING THE PERIOD FROM APRIL 5, 2010 THROUGH AND INCLUDING JULY 1, 2010, OTHER THAN DEFENDANTS, THEIR IMMEDIATE FAMILY MEMBERS, OR ANY PERSON OVER WHOM THE DEFENDANT EXERCISES SOLE OR EXCLUSIVE CONTROL (THE “SETTLEMENT CLASS”)

YOU ARE HEREBY NOTIFIED that the Plaintiffs in the above-captioned class action (the “Action”) have reached a proposed settlement that will resolve the claims asserted in this consolidated action, and all claims which could have been asserted in connection with the transaction that is the subject of this action—the merger of Symyx and Accelrys, Inc. (“Accelrys”) (the “Merger”).

As a result of the proposed settlement, Defendants disclosed additional important information in the Proxy Statement it sent to its shareholders in connection with Symyx shareholders’ vote on the Merger.

If you are a member of the Settlement Class, your legal rights will be affected. Please read this notice carefully.

YOUR OPTIONS IN THIS PROPOSED SETTLEMENT:

DO NOTHING	The Court will decide whether the proposed settlement is fair, reasonable, and adequate, and whether the application by plaintiffs for an award of attorneys’ fees and expenses is reasonable. You will be bound by the determinations of the Court.

OBJECT	Write to the Court about why you do not like the settlement, any term or terms of the settlement, or the application by plaintiffs for an award of attorneys’ fees and expenses. The procedure to object and the deadline to exercise that right is explained in this notice.

GO TO A HEARING	Ask to speak in Court about the fairness of the settlement or application by plaintiffs for an award of attorneys’ fees and expenses.

Purpose of this Notice

This Notice is given pursuant to California Rules of Civil Procedure and an Order of the Court dated February 25, 2011. The purpose of this Notice is to inform you that the proposed settlement of this class action will affect the rights of all members of the Class. Members of the Class are called the “Class Members.” This Notice describes your rights under the proposed settlement and application for attorneys’ fees and expenses and what steps you may take in relation to this action. This Notice is not an expression of any opinion by the Court as to the merits of any claims or any defenses asserted by any party in this action, or the fairness or adequacy of the proposed settlement or petition for attorneys’ fees and expenses.

Reasons for the Settlement

The principal reason for the settlement is the benefit to Symyx shareholders from Defendants’ agreement to disclose additional information in the Proxy Statement it issued in connection with the Merger. This benefit must be compared to the risk that no benefit might have been achieved after contested trial and likely appeals, possibly years into the future.

BASIC INFORMATION

1.	Why has this notice been issued?

You or someone in your family may have been a shareholder of Symyx during the period April 5, 2010 through and including July 1, 2010. The Court directed that this Notice be made available to as an attachment to the Form 8-K filed by Accelrys, because Class Members have a right to know about the proposed settlement of the Action with the Defendants, and about all of their options, before the Court decides whether or not to approve the proposed settlement. This notice describes the litigation, the proposed settlement and the legal rights of all Class Members and the deadlines to exercise such legal rights.

The Court in charge of the case is the District Court of Santa Clara County, California. Superior Court. Judge James P. Kleinberg is the judge overseeing the case. The person who sued is called the “Plaintiff.” The case before Judge Kleinberg consolidated several class action lawsuits challenging the Merger. The Plaintiffs in those cases were Symyx shareholders Larry C. Woelfel, Phillip Meeks, and Alfred S. Joseph. The corporations and individuals being sued are called “Defendants.” The Defendants in this case are Isy Goldwasser, Steven D. Goldby, Timothy Harkness, Chris van Ingen, David C. Hill, G. Stephen DeCherney, Rex S. Jackson, Symyx, Accelrys, and Alto Merger Sub, Inc. The individual defendants listed above (“Individual Defendants”) were the members of the Board of Directors of Symyx.

2.	What is this litigation about?

The Consolidated Complaint (“Complaint”) in this action alleges, inter alia, that the Defendants breached their fiduciary duties in connection with, but not limited to, the Company’s disclosures in the Definitive Registration Statement and the terms of the Merger Agreement. Specifically, the Complaint alleged, inter alia, that 1) the divesture of HPR, the process, events and negotiations leading to the Merger Agreement and Merger, as well as the background information of the Merger omitted material information in the Definitive Registration Statement, and 2) the Definitive Registration Statement omitted material information with respect to the financial analyses and its key inputs, including the analyses conducted by Symyx’s financial advisors, UBS Securities, LLC (“UBS”). The Complaint further alleged, inter alia, that by reason of Defendants’ actions, Plaintiffs and the Class members had suffered and would suffer irreparable harm for which they had no adequate remedy at law, and requested that the Court grant appropriate relief for such alleged harm.

Prior to entering into the Stipulation of Settlement, Plaintiffs’ attorneys engaged in arm’s-length negotiations with Defendants’ counsel, and obtained discovery from Symyx as well as from Symyx’s investment bankers. That discovery was comprised of the production of thousands of pages of documents and the depositions of key persons with knowledge of the facts surrounding the Merger.

3.	Why is this a class action?

In a class action, one or more people called class representatives sue on behalf of all people who have similar claims (a “class”). The proposed Class Representatives in this case are Symyx shareholders Larry C. Woelfel, Phillip Meeks, and Alfred S. Joseph. One court typically resolves the common issues for all members of the class. Class actions are frequently brought when there are many people who claim to have been similarly affected but litigating each claim individually would be impracticable.

4.	Why is there a settlement?

The Court did not make a determination in favor of Plaintiffs or Defendants. Instead, Plaintiffs and the Defendants agreed to a settlement. This way, the Defendants avoid the cost and risk of a trial or appeal, and the Class was assured that the Proxy Statement contained more meaningful disclosures, which allowed Class Members to be better informed about the Merger. By agreeing to settle, the Defendants do not admit to the validity of any claims of wrongdoing or liability asserted in the Complaint in this action. The Plaintiffs and their counsel believe the proposed settlement is in the best interest of all members of the Class.

WHO IS IN THE SETTLEMENT

5.	How do I know if I am part of the settlement?

If you were a Symyx shareholder or a successor in interest or transferee, immediate or remote, of a Symyx shareholder at any time between April 5, 2010 through and including July 1, 2010, inclusive, you are a member of the Class.

6.	Are there exceptions to being included as a member of the class?

The Class excludes the Defendants, their immediate family members, or any person over whom any Defendant exercises sole or exclusive control. If you fit the definition of an excluded person then you are not a Class Member.

7.	Can I exclude myself from the Settlement Class?

No. For purposes of the Settlement, the Action has been certified as a non-opt-out class of Symyx shareholders and their successors in interest and transferees.

8.	What if I am still not sure if I am a member of the class?

If you are still not sure whether you are included, you can call Plaintiffs’ counsel listed below on page 8.

THE SETTLEMENT BENEFITS

9.	What does the settlement provide?

By entering into the proposed settlement, Symyx agreed to include additional disclosures in the Proxy Statement that was sent to its shareholders in connection with the vote on the Merger. These additional disclosures included additional important disclosures regarding the negotiations that led to the proposed merge, formation and independence of the committee of the Symyx board of director’s that was formed to evaluate the proposed merger, additional information regarding the independence of and analyses performed by UBS, and other important information needed by the Symyx shareholders to make an informed vote with respect to the proposed merger.

THE LAWYERS REPRESENTING YOU

10.	Do I have a lawyer in this case?

The Court has appointed the law firms of Levi & Korsinsky, LLP, Brodsky & Smith, LLC, Harwood Feffer LLP, and Glancy Binkow & Goldberg LLP to represent the Class. If you want to be represented in this litigation by your own lawyer, you may hire one at your own expense, and you may appear in this litigation through your own counsel.

11.	How will the lawyers be paid?

Counsel for Plaintiffs and the Settlement Class have been paid nothing so far for the services they have rendered in this case. In addition, Plaintiffs’ attorneys have advanced all of the expenses necessary to maintain the lawsuit. Plaintiffs’ attorneys will ask the Court to award them attorneys’ fees and expenses not to exceed $340,000 to be paid by Defendants. Defendants have agreed to pay attorneys’ fees and expenses awarded by the Court up to these amounts. Individual class members will not be required to pay anything for the legal services that have been provided by Plaintiffs’ Counsel to the Class.

OBJECTING TO THE SETTLEMENT

You can tell the Court that you do not agree with the proposed settlement or some part of it.

12.	How do I tell the Court if I do not like the proposed settlement?

If you are a Class Member, you can object to the proposed settlement or to the request for an award of attorneys’ fees and expenses if you do not like any part of it. You can give the reasons why you think the Court should not approve it. The Court will consider your views. To object, you must, on or before April 4, 2011, file a document with the Clerk for the Superior Court, Santa Clara County, California, at Department 8C, 191 North First Street, San Jose, California, 95113, saying that you object to the proposed Settlement, or request for award of attorneys’ fees and expenses in In re Symyx Technologies, Inc. Shareholder Litigation, Lead Case No. 1-10-CV-168621. Be sure to include the case name and case number, your name, address, telephone number, and your signature. In addition, your objection must include all of the following information: (i) a statement of whether you or your attorney intend to appear at the Fairness Hearing, (ii) proof of your membership in Class, (iii) a statement of each of your objections, (iv) a detailed description of the facts underlying each objection, (v) a detailed description of the legal authorities underlying each objection, (vi) a list of witnesses who may be called to testify at the Fairness Hearing, either live or by deposition or by affidavit, and (vii) a list of exhibits, along with copies of the exhibits, that the you may offer during the Fairness Hearing.

In addition to filing your objection with the Santa Clara Superior Court, you must mail a copy of your objection to each of the attorneys representing the Plaintiffs and the Defendants at these two different places postmarked no later than April 4, 2011:

COUNSEL FOR THE PLAINTIFFS	DEFENDANTS’ COUNSEL

David E. Bower, Esq. Levi & Korsinsky, LLP 600 Corporate Pointe Suite 1170 Culver City, CA 90230-7600

William F. Sullivan, Esq. Paul, Hastings, Janofsky & Walker, LLP

515 South Flower Street, 25th Floor

Los Angeles, CA 90071

Counsel for Accelrys Inc. and Alto Merger Sub, Inc.

Gordon C. Atkinson, Esq.

Cooley LLP

101 California Street

San Francisco, CA 94111

Counsel for Symyx

THE COURT’S FAIRNESS HEARING

The Court will hold a hearing (“the Settlement Hearing”) to decide whether or not to approve the proposed settlement and request for attorneys’ fees and expenses. You may attend and you may ask to speak, but you do not have to.

13.	When and where will the Court hold a hearing to decide whether or not to approve the proposed settlement?

The Court will hold a Settlement Hearing at 9:00 a.m., on Friday, April 22, 2011, at Superior Court for Santa Clara County, California, Department 8C, 191 North First Street, San Jose, California, 95113. At this hearing the Court will consider whether the proposed settlement is fair, reasonable and adequate and whether to approve the request for attorneys’ fees and expenses. If there are objections, the Court will consider them. Judge Kleinberg may listen to people who have asked to speak at the hearing. We do not know when Judge Kleinberg will make a decision on the request to approve the settlement, attorneys’ fees or expenses.

14.	Do I have to come to the hearing?

No. Plaintiffs’ Counsel will represent all Settlement Class members and answer any questions Judge Kleinberg has, but you are welcome to come at your own expense. If you submit an objection in accordance with the procedures set forth above in #12, you do not have to come to Court to talk about it. As long as you filed your written objection with the Court on time, and it contains all of the information required, the Court will consider it. If you wish, you may also ask your own lawyer to attend on your behalf, at your expense.

15.	May I speak at the hearing?

You may ask the Court for permission to speak at the Settlement Hearing. To do so, you must file a document with the Court saying that it is your “Notice of Intention to Appear at the Settlement Hearing in In re Symyx Technologies, Inc. Shareholder Litigation, Lead Case No. 1-10-CV-168621.” If you wish to object and to speak at the Settlement Hearing, you must follow the procedure for filing an objection, explained in question No. 12, and send a Notice of Intention to Appear as explained in this section. Be sure to include in your Notice of Intention to Appear the case name and case number, your name, address and telephone number, identify the number of share(s) of Symyx stock you held during the period April 5, 2010 through and including July 1, 2010, and sign the Notice. You must file your Notice of Intention to Appear with the Clerk for the Superior Court, Santa Clara County, California, Department 8C, 191 North First Street, San Jose, California, 95113 on or before April 4, 2011, and mail a copy of your Notice of Intention to Appear, postmarked no later than April 4, 2011, to the attorneys for the Plaintiffs and the Defendants at the addresses shown in question No. 12. If you have your own lawyer, and you want your lawyer to attend and speak on your behalf at the hearing, you should put this in your Notice of Intention to Appear. Any such appearance by counsel will be at your own expense.

IF YOU DO NOTHING

16.	What happens if I do nothing at all?

The Court will decide whether the proposed settlement is fair, reasonable and adequate and whether the application by Plaintiffs’ counsel for an award of attorneys’ fees and expenses is reasonable. If the Court approves the settlement, you will be bound by the determinations of the Court and cannot sue in the future on any of the claims made in this case.

GETTING MORE INFORMATION

17.	Are there more details about the proposed settlement?

This notice contains only a summary of certain provisions in the proposed settlement. The full terms and provisions of the settlement are contained in the Stipulation of Settlement which is on file with the Clerk for the Superior Court, Santa Clara County, California, Department 8C, 191 North First Street, San Jose, California, 95113.

If you have any questions regarding the Settlement and this Notice, you may also contact Plaintiffs’ counsel:

David E. Bower, Esq.	Evan J. Smith, Esq. Brodsky & Smith LLC 9595 Wilshire Boulevard, Suite 900 Beverly Hills, CA 90212
Levi & Korsinsky, LLP
600 Corporate Pointe, Suite 1170 Culver City, CA 90230-7600

PLEASE DO NOT CALL THE COURT